Exhibit 10.10

Spousal Consent

The undersigned, [Spouse of the VIE Shareholder] (Passport No. [•]), is the lawful spouse of [Name of the VIE Shareholder] (ID card No. [•]).  I hereby unconditionally and irrevocably agree to the execution of the following documents (hereinafter referred to as the “Transaction Documents”) by [Name of the VIE Shareholder] on [Execution Date], and the disposal of the equity interests of [Name of the VIE] (hereinafter referred to as the “Domestic Company”) held by [Name of the VIE Shareholder] and registered in his name according to the following documents:

(1)                                 Equity Interest Pledge Agreement entered into by and between [Name of the WFOE] (hereinafter referred to as the “WFOE”) and the Domestic Company;

(2)                                 Exclusive Option Agreement entered into by and among [Name of the Registrant], the Domestic Company and the WFOE;

(3)                                 Proxy Agreement and Power of Attorney executed by and between the WFOE and the Domestic Company;

(4)                                 Loan Agreement entered into with the WFOE.

I hereby undertake not to make any assertions in connection with the equity interests of the Domestic Company, which are held by [Name of the VIE Shareholder].  I hereby further confirm that [Name of the VIE Shareholder] can perform the Transaction Documents and further amend or terminate the Transaction Documents absent authorization or consent from me.

I hereby undertake to execute all necessary documents and take all necessary actions to ensure appropriate performance of the Transaction Documents (as amended form time to time).

I hereby agree and undertake that if I obtain any equity interests of the Domestic Company, which are held by [Name of the VIE Shareholder] for any reasons, I shall be bound by the Transaction Documents and the Master Exclusive Service Agreement entered into between the WFOE and the Domestic Company as of [Execution Date] (the “Master Exclusive Service Agreement”) (as amended from time to time) and comply with the obligations thereunder as a shareholder of the Domestic Company.  For this purpose, upon the WFOE’s request, I shall sign a series of written documents in substantially the same format and content as the Transaction Documents and the Master Exclusive Service Agreement (as amended from time to time).

[Signature Page Follows]

Name: [Spouse of the VIE Shareholder]

Date:

Schedule of Material Differences

One or more spousal consent letters using this form were executed. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed letters differ from this form:

No.	Name of VIE Shareholder	Name of Variable Interest Entity (the “VIE”)
1	Lifen Zhang	Jiufu Jinke Holdings Group Co., Ltd.(formerly known as Beijing Jiufu Times Investment Consulting Co., Ltd. and Jiufu Internet Finance Holdings Group Co., Ltd., successively)
2	Changxing Xiao	Jiufu Jinke Holdings Group Co., Ltd.(formerly known as Beijing Jiufu Times Investment Consulting Co., Ltd. and Jiufu Internet Finance Holdings Group Co., Ltd., successively)
3	Lei Sun	Jiufu Jinke Holdings Group Co., Ltd.(formerly known as Beijing Jiufu Times Investment Consulting Co., Ltd. and Jiufu Internet Finance Holdings Group Co., Ltd., successively)